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                             Verizon Florida Inc.

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-43507 and Form No. 333-65241) of Verizon Florida Inc. of our report dated January 31, 2002, with respect to the consolidated financial statements and the financial statement schedule of Verizon Florida Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.




/s/ Ernst & Young LLP

New York, New York
March 20, 2002